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Exhibit 21






                                                                STATE
                                                                  OF
SUBSIDIARIES (1)                                            INCORPORATION

Food Lion, LLC                                              North Carolina
Kash n' Karry Food Stores, Inc.                                Delaware
Hannaford Bros. Co.                                              Maine
Risk Management Services, Inc.                              North Carolina
FL Food Lion, Inc.                                             Florida
Food Lion (Thailand), Inc.                                     Delaware
Hannaford Bros. Co.                                              Maine
    Athenian Real Estate Development, Inc.(1)                  Virginia
    Hannbro Company(1)                                           Maine
        Boney Wilson & Sons, Inc.(2)                        North Carolina
        Hannaford Licensing Corp.(2)                             Maine
        Hannaford Procurement Corp.(2)                           Maine
        Hannaford Trucking Company(2)                            Maine
        Martin's Foods of South Burlington, Inc.(2)             Vermont
        Progressive Distributors, Inc.(2)                        Maine
        Shop 'n Save-Mass., Inc.(2)                         Massachusetts
    Hanncot Company(1)                                           Maine
    Plain Street Properties, Inc.(1)                             Maine

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(1)      Corporation is wholly-owned by Hannaford Bros. Co.

(2)      Corporation is wholly-owned by Hannbro Company.